Energy Quest, Inc. HUMAN RIGHTS POLICY STATEMENT

Preamble

Energy Quest, Inc. acknowledges and respects the principles contained in the Universal Declaration of Human Rights. Energy Quest’s Human Rights Policy reflects our commitment to conduct business in a manner consistent with these principles and to protect human rights within the company’s sphere of influence. Energy Quest is committed to responsible workplace practices, and endeavors to conduct its business operations in a manner that is free from complicity in human rights abuses. Energy Quest’s core values and culture embody a commitment to ethical business practices and corporate social responsibility.

Ethical Business Conduct

Energy Quest has adopted comprehensive ethics and related policies applicable to its employees that require its business be conducted with honesty and integrity, and in compliance with all applicable laws. Energy Quest’s policies establish clear ethical standards and guidelines for how we do business and establish accountability. All company associates are required to obey the law and comply with specific standards relating to legal obligations, ethics, and business conduct. The Company has clear accountability mechanisms in place to monitor and report on compliance with these directives.

Protection of the Rights of Children

Energy Quest condemns all forms of exploitation of children. The Company does not recruit child labor, and supports the elimination of exploitative child labor. Energy Quest also supports laws duly enacted to prevent and punish the crime of sexual exploitation of children. Energy Quest will work to raise awareness concerning such exploitation, and will cooperate with law enforcement authorities to address any such instances of exploitation of which the Company becomes aware.

Protection of the Rights of Associates

Energy Quest supports and upholds the elimination of discriminatory practices with respect to employment and occupation, and promotes and embraces diversity in all aspects of its business operations. Energy Quest further supports the elimination of all forms of forced, bonded or compulsory labor and the freedom of association.

Energy Quest, Inc.

February 2008